Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Viper Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A common stock, par value $0.000001	Rule 457(c)	12,493,967	$43.94	$548,984,909.98	$0.00015310	$84,049.59

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$548,984,909.98	$0.00015310	$84,049.59

	Total Fees Previously Paid					N/A

	Total Fee Offsets					N/A

	Net Fee Due					N/A		$84,049.59

(1)	Represents securities registered for resale by the selling stockholders identified in the registration statement.
(2)
Consist of shares of the registrant’s Class A common stock, par value $0.000001 per share (“Class A common stock”), that are being registered for offer and resale by the selling stockholders named in this registration statement and related prospectus, of which: (i) up to 10,093,670 shares of Class A common stock are issuable to Tumbleweed Royalty IV, LLC (“TWR IV”) upon exercise by TWR IV of certain exchange rights described in this registration statement and related prospectus with respect to up to 10,093,670 units representing limited liability company interests (“OpCo Units”) in the registrant’s operating subsidiary Viper Energy Partners LLC and, if applicable, TWR IV’s option to acquire the same number of shares of the registrant’s Class B common stock, par value $0.000001 per share (“Class B common stock”); and (ii) up to 2,400,297 shares of Class A common stock are issuable to certain affiliate designees of Morita Ranches Minerals, LLC upon exercise by such designees of certain exchange rights described in this registration statement and related prospectus with respect to up to 2,400,297 OpCo Units and the same number of shares of Class B common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and based upon the average of the high and low prices of the Class A common stock, as reported on The Nasdaq Global Select Market on March 28, 2025.